UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2003

Commerce Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-2989	43-0889454

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Walnut, Kansas City, MO		64106

(Address of principal executive offices)		(Zip Code)

(816) 234-2000 (Registrant’s telephone number, including area code)

SIGNATURE
INDEX TO EXHIBITS
Ex-99.1 Press Release

The information in this Current Report on Form 8-K, including the exhibit, is furnished pursuant to Item 12 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the filings of Commerce Bancshares, Inc. under the Securities Act of 1933, as amended.

Item 9. Regulation FD Disclosure

On October 9, 2003, Commerce Bancshares, Inc.’s management made an investor presentation in New York City. The presentation was held at the NASDAQ MarketSite at 43rd and Broadway. Due to space constraints and security at the NASDAQ MarketSite, on-site attendance was by invitation only. The presentation began at 11:30 a.m. (EDT) and concluded with a Q&A session which began at 2:00 p.m. (EDT). The Q&A session of the conference was accessible to the public via a listen-only internet webcast. A replay of the webcast and slides for viewing and printing are accessible at the Company’s Internet site at http://www.commercebank.com.

Item 12. Results of Operations and Financial Condition

A copy of the press release issued October 9, 2003, by Commerce Bancshares, Inc. announcing Third Quarter 2003 earnings is furnished under Item 12 of this Current Report on Form 8-K as Exhibit 99.1.

All information included in this Current Report on Form 8-K is available on the Company’s Internet site at http://www.commercebank.com.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE BANCSHARES, INC.

	By:	\s\ Jeffery D. Aberdeen Jeffery D. Aberdeen Controller (Chief Accounting Officer)

Date: October 10, 2003

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press release dated October 9, 2003